                                  Exhibit 99.1

                         FORM 3 JOINT FILER INFORMATION

Name and Address:                            Third Point LLC
                                             390 Park Avenue
                                             New York, NY 10022

Date of Event Required Statement:            5/4/14
Issuer and Ticker Symbol:                    Sotheby's (NYSE: BID)
Relationship to Issuer:                      Director
Designated Filer:                            Daniel S. Loeb

TABLE I INFORMATION

Title of Security:                           Common Stock
Amount of Securities Beneficially Owned:     6,650,000
Ownership Form:                              I
Nature of Indirect Beneficial Ownership      See Footnote (1) in the Form 3

TABLE II INFORMATION

None.

Signature:                                   THIRD POINT LLC

                                             By: DANIEL S. LOEB, CEO

                                              By: /s/William Song
                                                  ------------------------------
                                                  Name: William Song
                                                  Title: Attorney-in-Fact